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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Abington Bancorp, Inc.:

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 17, 1997 (and, with respect to certain other information, January 31, 1997) included in Abington Bancorp, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996, and to all references to our Firm included in this registration statement.

/s/ ARTHUR ANDERSEN LLP

Boston, Massachusetts
September 2, 1997